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EXHIBIT 99.1

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

		FOR	AGAINST	ABSTAIN
1.	To consider and approve a resolution to approve Tyco Electronics Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda (the "Bermuda Companies Act"), and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Swiss Continuation"). For the full text of the shareholder resolution, refer to "Proposal No. 1—Approval of the Swiss Continuation" on page 39 of the Proxy Statement/Prospectus.	☐	☐	☐
2.
	To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect. For the full text of the shareholder resolution, refer to "Proposal No. 2—Approval of Bye-law Amendment to Eliminate Certain Supermajority Vote Requirements" on page 40 of the Proxy Statement/Prospectus.	☐	☐	☐
3.
	If the Swiss Continuation and Swiss Organizational Proposals (as defined below) are approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to make distributions in the form of share capital reductions without being required to withhold Swiss tax. Under Swiss tax law, distributions to shareholders made prior to January 1, 2011 would be subject to Swiss withholding tax unless the payments take the form of a return of capital from our registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including an approximate 1-for-16 reverse share split, followed by the issuance of approximately 15 fully paid-up bonus shares per issued share at the new par value of approximately US$3.20 per share. The bonus share issuance will be paid by capitalizing, first, accumulated earnings and, if necessary, contributed surplus. Giving effect to these steps, each shareholder will hold the same number of shares, with an increased par value, immediately following the Swiss Continuation as such shareholder held before the Swiss Continuation. In connection with the changes to our capital structure, shareholders will be asked to approve an amendment to our Bye-laws which will reflect the increase in our authorized share capital to 500 million common shares, US$3.20 par value, and the elimination of authorized preferred shares. For the full text of the shareholder resolution, refer to "Proposal No. 3—Approval of an Increase in Our Registered Share Capital" on page 42 of the Proxy Statement/Prospectus.	☐	☐	☐
4.
	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to confirm Swiss law as the authoritative governing legislation. For the full text of the shareholder resolution, refer to "Proposal No. 4—Confirmation of Swiss Law as Our Authoritative Governing Legislation" on page 45 of the Proxy Statement/Prospectus.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to approve our corporate name as Tyco Electronics Ltd. For the full text of the shareholder resolution, refer to "Proposal No. 5—Approval of Our Name" on page 46 of the Proxy Statement/Prospectus.	☐	☐	☐
6.
	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to change our corporate purpose. For the full text of the shareholder resolution, refer to "Proposal No. 6—Change of Our Corporate Purpose" on page 47 of the Proxy Statement/Prospectus.	☐	☐	☐
7.
	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to approve our Swiss articles of association. For the full text of the shareholder resolution, refer to "Proposal No. 7—Approval of Our Swiss Articles of Association" on page 48 of the Proxy Statement/Prospectus.	☐	☐	☐
8.
	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland. For the full text of the shareholder resolution, refer to "Proposal No. 8—Approval of Schaffhausen, Switzerland as Our Principal Place of Business" on page 49 of the Proxy Statement/Prospectus.	☐	☐	☐
9.
	If the Swiss Continuation and Swiss Organizational Proposals are approved, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting. For the full text of the shareholder resolution, refer to "Proposal No. 9—Appointment of Pricewaterhouse Coopers AG Zürich as Our Special Auditor" on page 50 of the Proxy Statement/Prospectus.	☐	☐	☐
10.
	If the Swiss Continuation and Swiss Organizational Proposals are approved and as required by Swiss law, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting. For the full text of the shareholder resolution, refer to "Proposal No. 10—Appointment of Our Swiss Registered Auditor" on page 51 of the Proxy Statement/Prospectus.	☐	☐	☐
11.
	If the Swiss Continuation and Swiss Organizational Proposals are approved: (i) to approve a return of capital through a capital reduction in a Swiss franc amount equal to US$0.32 (in accordance with the U.S. dollar/Swiss franc exchange rate in effect on the date of the resolution) per issued share (including treasury shares) on the effective date of such reduction, and payable in U.S. dollars in installments for two quarters to holders of record on each cutoff date (i.e., record date) as shall be determined by the board of directors in the [•] fiscal quarter [•] and the [•] fiscal quarter [•]; (ii) to acknowledge the confirmation by PricewaterhouseCoopers AG, Zürich, the special auditor, that the claims of Tyco Electronics Ltd.'s creditors remain fully covered by assets after the nominal share capital has been reduced; and (iii) to approve the creation of authorized and conditional capital based on the relevant registered capital amount. For the full text of the shareholder resolution, refer to "Proposal No. 11—Approval of a Distribution to Shareholders in the Form of a Capital Reduction" on page 53 of the Proxy Statement/Prospectus.	☐	☐	☐
12.	To approve any adjournments or postponements of the meeting.	☐	☐	☐

We refer to proposals 3 through 11 above, as the "Swiss Organizational Proposals."

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Name/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of
Shareholders of
Tyco Electronics Ltd.
[    •    ] , 2009
[10:30 A.M.], Local Time
(or as soon as practicable thereafter following our 2009 Annual General Meeting)

The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda

 TYCO ELECTRONICS LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco Electronics Ltd., a company organized under the laws of Bermuda ("Tyco Electronics"), to be held on [    •    ], 2009 at [10:30 a.m.], local time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

        The person signing on the reverse of this card, being a holder of shares of Tyco Electronics, hereby appoints as his/her proxy at the Meeting, Thomas J. Lynch, Terrence R. Curtin or Robert A. Scott, or any of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR all of the proposals described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
To consider and approve a resolution to approve Tyco Electronics Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and Tyco Electronics Ltd.'s change of place of incorporation to Schaffhausen, Switzerland;

2.
To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.

3.
To consider and approve a resolution that will have the effect of increasing our registered share capital;

4.
To confirm Swiss law as the authoritative legislation governing Tyco Electronics Ltd.;

5.
To approve the name of Tyco Electronics Ltd.;

6.
To change the purpose of Tyco Electronics Ltd.;

7.
To approve Tyco Electronics Ltd.'s Swiss articles of association;

8.
To confirm the principal place of business of Tyco Electronics Ltd. as Schaffhausen, Switzerland;

9.
To appoint PricewaterhouseCoopers AG, Zürich as special auditor until Tyco Electronics Ltd.'s next annual general meeting;

10.
To appoint Deloitte AG as our Swiss registered auditor until Tyco Electronics Ltd.'s next annual general meeting;

11.
To approve the making of a distribution through a reduction of capital;

12.
To approve any adjournments or postponements of the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

        In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda: Tyco Electronics Ltd., 96 Pitts Bay Road, Second Floor, Pembroke HM08, Bermuda, by [5:00] p.m. on [    •    ], 2009.

In the United States: Tyco Electronics Ltd., [    •    ], by [7:00 a.m.] on [    •    ], 2009.

[In Switzerland: [    •    ], by [5:00 p.m.] on [    •    ], 2009.]

        [Proxy card to include details relating to voting by telephone and internet]

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  EXHIBIT 99.1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
FOLD AND DETACH HERE ADMISSION TICKET Special General Meeting of Shareholders of Tyco Electronics Ltd. [ • ], 2009 [10:30 A.M.], Local Time (or as soon as practicable thereafter following our 2009 Annual General Meeting) The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda
TYCO ELECTRONICS LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS